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                                                                   EXHIBIT 23.1




                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Schuff Steel Company 1997 Stock Option Plan of our report dated March 21, 1997, except for NOTE 13 as to which the date is May 8, 1997 with respect to the financial statements of Schuff Steel Company included in the Registration Statement (Form S-1 No. 333-26711) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                              /s/ ERNST & YOUNG LLP

Phoenix, Arizona
February 6, 1998